Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350
I, Dr. Walden C. Rhines, Chief Executive Officer of Silvaco Group Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
•the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

By:	/s/ Walden C. Rhines

Dr. Walden C. Rhines

Chief Executive Officer
Date: November 12, 2025